SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2002

SEARS ROEBUCK ACCEPTANCE CORP.

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike, Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

Registrant's telephone number, including area code

(302) 434-3112

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Item 5.	Other Events.

On November 20, 2002, Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. executed a Distribution Agreement with Barclays Capital Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Brothers Inc., relating to $1,000,000,000 aggregate initial offering price of Medium-Term Notes Series VI, to be sold from time to time pursuant to the Distribution Agreement.

Item 7.	Financial Statements and Exhibits

See Exhibit Index incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS ROEBUCK ACCEPTANCE CORP. By:/s/ Keith E. Trost Keith E. Trost President

Date: November 25, 2002

EXHIBIT INDEX
Exhibit Number	Description

1

Distribution Agreement, dated November 20, 2002, among Sears Roebuck Acceptance Corp., Sears, Roebuck and Co., Barclays Capital Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

4(a)	Form of fixed rate note.

4(b)	Form of floating rate note.

5	Opinion of Anastasia D. Kelly dated November 20, 2002, relating to the validity of $1,000,000,000 aggregate initial offering price of Medium-Term Notes Series VI.

8	Opinion of Mayer, Brown Rowe & Maw as to certain federal income tax matters.

23(a)	Consent of Anastasia D. Kelly (included in Exhibit 5).

23(b)	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8).

4